Exhibit 2

The Annual Report to Shareholders for the Year Ended December 31, 2008, which contains audited financial statements as at and for the three-year periods ended December 31, 2008 and Management’s Discussion and Analysis of Results of Operations and Financial Position is hereby incorporated by reference to Exhibit 99 to Report on Form 6-K dated March 27, 2009.